UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 410-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”), held on July 31, 2012 (the “Special Meeting”), Gen-Probe’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of April 29, 2012 (as the same may be amended from time to time, the “Merger Agreement”), by and among Gen-Probe, Hologic, Inc., a Delaware corporation (“Hologic”), and Gold Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Hologic (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into Gen-Probe, with Gen-Probe continuing as the surviving corporation and a wholly owned subsidiary of Hologic following the merger. The holders of a majority of the shares of Gen-Probe’s common stock, present or represented at the Special Meeting by proxy and entitled to vote, also approved, on an advisory non-binding basis, the proposal regarding certain compensation arrangements for Gen-Probe’s named executive officers in connection with the merger. In connection with the Special Meeting, Gen-Probe had also solicited proxies with respect to the adjournment of the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement. Because there were sufficient votes from Gen-Probe stockholders to approve the proposal to adopt the Merger Agreement, adjournment of the Special Meeting to solicit additional proxies was unnecessary, and the proposal to adjourn the Special Meeting was tabled.

Each proposal is described in detail in Gen-Probe’s definitive proxy statement dated June 29, 2012, which was filed with the Securities and Exchange Commission and first mailed to Gen-Probe’s stockholders on June 29, 2012. Stockholders owning a total of 35,939,872 shares voted at the Special Meeting, representing approximately 78.4% of the shares of Gen-Probe’s common stock outstanding as of the record date for the Special Meeting.

A summary of the voting results for each proposal, including the number of votes cast for or against, and abstentions, is set forth below:

Proposal to Adopt the Merger Agreement:

FOR	AGAINST	ABSTAIN
35,916,209	21,797	1,866

Proposal to Adjourn the Special Meeting:

The proposal to adopt the Merger Agreement was approved and therefore this proposal was tabled.

Proposal to Approve, on an Advisory Non-Binding Basis, Certain Merger-Related Executive Compensation Arrangements:

FOR	AGAINST	ABSTAIN
31,660,461	2,936,929	1,342,482

Item 8.01.	Other Events.

On July 31, 2012, Gen-Probe issued a press release announcing that a majority of its shares of common stock voted at the Special Meeting to adopt the proposed Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report on Form 8-K:

99.1	Press Release of Gen-Probe Incorporated, dated July 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2012	GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit Number	Description

99.1	Press Release of Gen-Probe Incorporated, dated July 31, 2012